AMENDMENT AGREEMENT


                  This AMENDMENT AGREEMENT ("Agreement") is entered into as of June 30, 1998 by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Company"), with headquarters located at 7408 Hollister Avenue, Santa Barbara, California 93107 and the persons ("Purchasers") set forth on the execution pages hereof, with regard to the following:
                                    RECITALS
A. On September 25, 1997, the Purchasers purchased from the Company shares of common stock of the Company ("Common Shares") and Stock Purchase Warrants ("Warrants") pursuant to a Securities Purchase Agreement ("Purchase Agreement") entered into as of September 22, 1997. B. As part of the foregoing transaction, the Company and the Purchasers entered into a Registration Rights Agreement ("Registration Agreement") and Lock-Up Agreements ("Lock-Up Agreements") each dated as of September 22, 1997. (The Purchase Agreement, Warrants, Registration Agreement and Lock-Up Agreements are sometimes collectively referred to as the "Transaction Documents." Terms used in this Agreement and not otherwise defined herein shall have the meaning provided for such terms in the Transaction Documents.) C. The parties hereto desire to amend and supplement the Transaction Documents in the manner hereinafter set forth.
                                   AGREEMENTS
                  NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows: 1. Section 5.3 (Additional Shares or Cash Payment) of the Purchase Agreement is hereby deleted in its entirety and in place thereof the following is hereby added:
                  "5.3 Additional Shares or Cash Payment. If on a Monthly Anniversary Date (as hereinafter defined) the thirty calendar day average closing bid price (the "Monthly Anniversary Price") of the Common Stock (as reported by Bloomberg, L.P.) for the period ending on the trading day prior to such Monthly Anniversary Date (the "Monthly Pricing Period") is less than $50 (the "Closing Price"), then the Company shall, at the Company's sole option (except as provided below), either or in combination:

(a) Pay to each Purchaser, within 3 business days after such Monthly Anniversary Date, in cash, an amount determined in accordance with the following formula:

                           P = (C - A) * S

                           where:

                           P = the aggregate payment to be made to such Purchaser, expressed in dollars;

                           C = the Closing Price;

                           A = the Monthly Anniversary Price; and

                           S = one-eighth (1/8th) of the aggregate number of the Common Shares purchased by the Purchaser and not sold or assigned (other than to an affiliate of the Purchaser) in accordance with Section 1.2 of the Lock-Up Agreement during the period from the date of the Closing through the Initial Monthly Anniversary Date; or

(a) Issue, within 3 business days after such Monthly Anniversary Date, to each Purchaser a number of additional shares of Common Stock equal to (i) the dollar amount calculated pursuant to Section 5.3(a) with respect to such Purchaser divided by (ii) the Monthly Anniversary Price.

                  The foregoing P, C, A and S shall be equitably adjusted to reflect the effect of any stock dividends, stock splits, reverse stock splits, discounted equity offerings or actions similar to any of the foregoing.

                  The quantity S shall not be reduced by virtue of any Common Shares released from the Lock-Up Agreement by virtue of
                  Section 1.5 thereof, but will be reduced if, prior to a Monthly Anniversary Date (the "Subject Monthly Anniversary Date"), Common Shares that have been purchased by a Purchaser have been sold or assigned (other than to an affiliate of such Purchaser) in accordance with Section 1.2 of the Lock-Up Agreement during the period from the date following the preceding Monthly Anniversary Date through the Subject Monthly Anniversary Date (or, if the Subject Monthly Anniversary Date is the Initial Monthly Anniversary Date, during Monthly Pricing Period relating to the Initial Monthly Anniversary
                  Date), by reducing the quantity S (for purposes of calculations in respect of the Subject Monthly Anniversary Date only) by the number of Common Shares so sold (the "Disposed Shares") as contemplated by this sentence. For example, if S is 50,000 and between the preceding Monthly Anniversary Date and the Subject Anniversary Date the Purchaser Sold 5,000 Common Shares pursuant to Section 1.2 of the Lock-Up Agreement, then S will be reduced for that Subject Monthly Anniversary Date only by 5,000 to 45,000, representing 50,000 less 5,000. If the number of Disposed Shares is greater than the quantity S, then the quantity S shall be reduced to zero for that Subject Monthly Anniversary Date, and the amount by which the Disposed Shares exceeds the quantity S shall be applied to reduce the quantity S for the immediately succeeding Monthly Anniversary Date only.

                  The term Monthly Anniversary Date shall mean August 1, 1998 (the "Initial Monthly Anniversary Date"), and each monthly anniversary thereof ending on the same day of the next succeeding month, through and including March 1, 1999 (the "Final Monthly Anniversary Date") (for a total of 8 Monthly Anniversary Dates in the aggregate).

                  In the event, as to any Monthly Anniversary Date, the Monthly Anniversary Price is less than $25, then not less than the amount determined in accordance with the following formula shall be paid to each Purchaser in cash: P (cash) = ($25 - A) x S.

                  If the Company intends to satisfy its  obligations  under this
                  Section 5.3 through the issuance of additional Common Stock pursuant to Section 5.3(b), the following conditions shall apply: (u) the issuance of Common Stock will only be permitted to the extent that such issuance will not result in any Purchaser, or any group which such entity will be deemed under the Securities Act to be a part of, solely as a result of the issuance of such additional shares, the Common Shares and the Warrant Shares, having beneficial ownership (as defined in Section 13(d) of the Securities Act) of more than 9.9% of the Common Stock; (w) Common Stock shall be listed on NASDAQ, NYSE or AMEX; (x) the Company shall issue only freely tradable, registered and unlegended Common Stock; (y) the Company must provide each Purchaser on or before the applicable Monthly Anniversary Date notice (in the form of Exhibit A annexed) of its election to so issue Common Stock; and (z) the Company must satisfy its obligations under Section 5.3 through the issuance of Common Stock to each of the Purchasers who continue to hold Common Shares. Notwithstanding anything in this Section 5.3 to the contrary, no holder of any shares of Common Stock other than the initial Purchasers signatory hereto and any permitted assignee who receives restricted securities pursuant to Section 8.7 shall be entitled to payments or additional shares of Common Stock from the Company pursuant to this Section 5.3. The Company will have no obligations under this Section 5.3 with respect to the Warrants or the Warrant Shares."

1. Section 4.12 (Cash Maintenance Requirement) of the Purchase Agreement is hereby amended by deleting the words "through the first anniversary of the date of the Closing", and in place thereof inserting the words "through the Final Monthly Anniversary Date". 2. Each of the Warrants are hereby amended as follows: (a) The Exercise Price is hereby established to be $35 per Share, in place of the per Share Exercise Price currently set forth in the Warrants. (b) The Company shall be entitled to redeem the Warrants (but not the Additional Warrants, as hereinafter defined) for the price of one cent in the event that the closing bid price of the Common Stock for the 20 consecutive trading days immediately preceding a particular date (the "Calculation Date") is greater than $60 per Share; provided, however, that the Company shall have such right if and only if at all times during such 20 trading day period the Shares of Common Stock were listed on NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange and at all times during such period of time the Shares issuable upon exercise of the Warrants were registered for resale pursuant to an effective registration statement, were included in a current and deliverable prospectus, and were listed for trading on each principal exchange or market on which the shares of Common Stock of the Company were then traded. If the Company wishes to redeem Warrants, it shall within three (3) trading days of the Calculation Date (the "Notice Date") give each Purchaser written irrevocable notice of its intent to redeem the Warrants or else be prohibited from redeeming Warrants in connection with such Calculation Date. That irrevocable written notice shall specify the number of Warrants to be redeemed (i.e., the number of Warrant Shares that will cease to be issuable pursuant to the Warrants); the Warrants shall be exercisable through and including the date set for redemption, which shall be five (5) trading days after the Notice Date. If the Company chooses to submit a notice to redeem Warrants covering a greater number of Warrant Shares than the proportionate number of Warrant Shares that have been removed from the transfer restrictions pursuant to Section 1.5 of the Lock-Up Agreement, the number of Warrant Shares removed from the transfer restrictions pursuant to such Section 1.5 will automatically be increased to the higher number of Warrant Shares specified in such notice. (c) Upon execution of this Agreement, the Company shall provide to each Purchaser, in exchange for such Purchaser's existing Warrants, new Warrants of like tenor (in the form of Exhibit B annexed), containing the changes and additions referred to in this paragraph.* 3. The Lock-Up Agreement is hereby amended as follows: (a) Section
1.1 (Restriction on Dispositions) is hereby amended by adding, after the words "except as provided in Section 1.2", the following: "or Section 1.5". (b)
Section 1.2 (Permitted Dispositions) is hereby amended by changing the reference to "$70.00" to read "$55.00". (c) Section 1.3 (Term) is hereby amended by deleting clause (a) thereof and replacing said clause with the following: "(a) the Final Monthly Anniversary Date or". (d) Section 1.4 (Option to Terminate) is hereby amended by adding a new subsection (g) thereto, as follows:
                                    "(g) The  Company  shall fail to comply with
                           its obligations under (i) Section 5.3 of the Purchase Agreement; or (ii) Section 1.5 of this Agreement."

(a) A new Section 1.5 is hereby added to the Lock-Up Agreement, as follows: "1.5 Phased Termination of
                           Restrictions.        The restrictions on Dispositions
                           set forth in this Agreement shall terminate on each Monthly Anniversary Date with respect to that number of Common Shares (and a corresponding proportionate number of Warrant Shares based on the total number of Warrant Shares issued and issuable) covered by the payment and/or stock issuance obligations of Section
                           5.3 of the Purchase Agreement at such Monthly Anniversary Date. The Company agrees, within three business days of submission of stock certificates evidencing such shares, to deliver to the Purchaser submitting such shares, certificates for shares of Common Stock free of the Stock Legend. Additionally, restrictions on Dispositions shall terminate automatically for the number of Warrant Shares specified in any notice delivered pursuant to Section 3(b) of the Amendment Agreement (dated as of June 30, 1998 between the parties thereto) which exceed the number of Warrant Shares otherwise released from such restrictions under this Section 1.5."

(a) The Company agrees to file, and to cause to become effective by no later than the Initial Monthly Anniversary Date an amendment to its Form S-3 Registration Statement, including in such Registration Statement, in addition to the Registrable Securities already covered therein, (i) the shares of Common Stock issuable pursuant to Section 5.3 of the Purchase Agreement as the same has been amended hereby, and (ii) other amendments to reflect the changes set forth in this Agreement. (b) In addition, the Company shall promptly file, and shall cause to become effective by no later than September 3, 1998, a Registration Statement on Form S-3 or a post-effective amendment to the Registration Statement on Form S-3 covering the shares issuable pursuant to the Additional Warrants (defined below) that may be issued pursuant to Section 6 below. All of the obligations of the Company set forth in the Registration Agreement shall apply, mutatis mutandis, to its obligation to register such Additional Warrant Shares (defined below), and the Registration Agreement is hereby deemed amended in all respects to include such Additional Warrant Shares as Registrable Securities thereunder. (c) Elliott Associates, L.P. and Westgate International, L.P. (collectively, "E/W") on the one hand and Stark International, Shepherd Investments International and Staro Partners (collectively, "S/S/S") on the other hand, severally and not jointly, agree to comply with the selling limitations set forth in Section 6(b) and the Company agrees to issue to each of E/W and S/S/S, within five (5) business days of the Selling Limitations Termination Date (as hereinafter defined), additional warrants (in the form of Exhibit C annexed) to purchase shares of Common Stock of the Company (such additional warrants being referred to as the "Additional Warrants" and such issuable shares of Common Stock being referred to as the "Additional Warrant Shares"), having the following terms: The Exercise Price (subject to adjustment between the date hereof and the date of issuance of such Additional Warrants in a manner consistent with the provisions for adjustments of the Exercise Price set forth in the form of Additional Warrants) shall be $35 per Additional Warrant Share. The number of Additional Warrant Shares (subject to adjustment between the date hereof and the date of issuance of the Additional Warrants in a manner consistent with the adjustment of the Exercise Price during such period) shall equal one Additional Warrant Share for every two Warrant Shares covered by either an unexercised Warrant, a Warrant that has been redeemed or a Warrant that has been exercised after a notice of redemption of Warrants has been delivered pursuant to Section 3(b) above. The Termination Date of the Additional Warrants shall be December 25, 2001. The form of the Additional Warrant shall conform to the form of Warrants currently held by Purchasers, mutatis mutandis, and shall refer to the fact that the Additional Warrant Shares are entitled to the benefit of registration rights as set forth herein and in the Registration Rights Agreement. (d) E/W and S/S/S severally agree to restrict its respective sales of Common Shares and shares of Common Stock (collectively, "Restricted Shares"), on any trading day prior to the earlier of (i) the Final Monthly Anniversary Date or (ii) the occurrence of any of the events set forth in
Section 1.4 of the Lock-Up Agreement giving E/W or S/S/S the right to terminate such Lock-Up Agreement (the "Selling Limitations Termination Date"), to a number equal to (as applied separately to each of E/W and S/S/S) the greater of (the "Selling Limitations"): (i) 10% of that trading day's trading volume (as reported by Bloomberg, L.P.), (ii) 10% of the average of the three previous trading days' trading volume (as reported by Bloomberg, L.P.) or (iii) 10,000 shares. For the avoidance of doubt, the failure of S/S/S to satisfy the Selling Limitations will not impair E/W's rights under Section 6, and vice versa. 2. The provisions of Section 4.4 and Section 4.14 of the Purchase Agreement are hereby amended so that such sections continue to apply to the Company through the Final Monthly Anniversary Date. 3. Effective upon the execution date of this Agreement and until the Final Monthly Anniversary Date, the Company shall have the right, but not the obligation, to purchase for cash all or (on a pro-rata basis among the Purchasers) a part of the Common Shares held by the Purchasers at the original $50 price thereof, and to terminate any contractual rights, including, but not limited to, all the rights under this Agreement and under the Purchase Agreement, that the Purchasers have with respect to the Common Shares repurchased by the Company. The Company must deliver irrevocable written notice of its intention to so purchase Common Shares (which notice shall specify the time and place of such purchase, the number of Common Shares being purchased, and the pro-rata allocation of the purchase among the Purchasers and shall certify that the Company has set aside the full cash purchase price for such Common Shares) 15 business days before, and must consummate its purchase of those Common Shares no earlier than 12 business days and no later than 2 business days before, the commencement of a particular Monthly Pricing Period if the Company wishes to purchase Common Shares subject to that Monthly Pricing Period. The Purchaser must deliver its certificates for Common Shares repurchased hereunder against delivery of the cash purchase price for such Common Shares within 3 business days of receiving notice of such repurchase. To the extent a portion of the Common Shares have been disposed of by the
Purchasers, then Company's rights will apply only to the Common Shares remaining. Without limiting the other provisions of this Section 8, if the Company completes the purchase of all but not less than all of the Common Shares held by the Purchasers at the original $50 price thereof within 60 calendar days from the date of this Agreement, then the Company will have no further obligation to issue Additional Warrants, and the Company's obligations with respect to the Warrants will be unaffected by such repurchase. 4. Section 4.10 of the Purchase Agreement is amended by deleting the second sentence thereof only, and replacing it with the following sentence:

                           "Each Purchaser agrees not to, directly or indirectly, enter into any short sales with respect to the Common Shares prior to the Selling Limitations Termination Date, as defined in the Amendment Agreement by and between the parties hereto dated as of June 30, 1998."

1. Except as set forth herein, the Transaction Documents shall remain unmodified, and in full force and effect. 2. The provisions of Article VIII (Governing Law; Miscellaneous) of the Purchase Agreement shall apply to this Agreement, mutatis mutandis, as if set forth herein in full.
3.

1. IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.
2.
MIRAVANT MEDICAL TECHNOLOGIES:


By:/S/
   ---------------------------------
        Name:
        Title:

PURCHASERS:

STARK INTERNATIONAL


By:/S/
   ---------------------------------
         Name:
         Managing Member, Staro Asset Management, LLC
         Investment Manager, Stark International
         DATE:


                        [signatures continued next page]

SHEPHERD INVESTMENTS INTERNATIONAL


By:/S/
   ---------------------------------
         Name:
         Managing Member, Staro Asset Management, LLC
         Investment Manager, Shepherd Investments International, Ltd.
         DATE:


STARO PARTNERS


By:/S/
   ---------------------------------
         Name:
         Managing Member, Staro Asset Management, LLC
         Investment Manager, Staro Partners
         DATE:


ELLIOTT ASSOCIATES, L.P.


By:/S/
   ---------------------------------
         Paul E. Singer
         General Partner


WESTGATE INTERNATIONAL, L.P.


By:/S/
   ---------------------------------
         Paul E. Singer, President
         Martley International, Inc.
         Attorney-in-Fact, Westgate International, L.P.

                                    EXHIBIT A

                         Notice of Common Stock Issuance


For the Monthly Anniversary Date of ________, the Monthly Anniversary Price, as defined in Section 5.3 of the Amended Purchase Agreement, is __________. Therefore, C - A ("Deficit"), as defined in such Agreement, equals __________. For each applicable Common Share, Miravant will pay ___________ dollars of the Deficit in cash, and _________ dollars of the Deficit (not to exceed $25) in shares of Common Stock.

--------
* Note that the existing Warrants are dated September 25 and the other Transaction Documents are dated September 22. The existing Warrants seem to refer to the Registration Rights Agreement as being dated September 25; in fact the Registration Rights Agreement was dated September 22. This should be corrected in the new Warrants.